================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            THE TRANZONIC COMPANIES
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                            THE TRANZONIC COMPANIES
                            30195 CHAGRIN BOULEVARD
                            PEPPER PIKE, OHIO 44124

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     Notice is hereby given that the Annual Meeting of Shareholders of The Tranzonic Companies will be held at the Cleveland Marriott East, 3663 Park East Drive, Beachwood, Ohio, on Monday, June 16, 1997, at 10:30 A.M., local time, for the purpose of considering and acting upon:

     1. The election of three Class III Directors;

     2. The selection of independent auditors for the fiscal year ending February 28, 1998; and

     3. The transaction of any other business which properly may come before the meeting and any adjournments thereof.

     Shareholders of The Tranzonic Companies of record at the close of business on April 25, 1997 are entitled to vote at the Annual Meeting and any adjournments thereof.

                                            By order of the Board of Directors

                                                      JAMES H. BERICK
                                                         Secretary
Cleveland, Ohio
May 14, 1997

SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                                                    May 14, 1997

                            THE TRANZONIC COMPANIES
                            30195 CHAGRIN BOULEVARD
                            PEPPER PIKE, OHIO 44124

                                PROXY STATEMENT

     The accompanying proxies are solicited by the Board of Directors of the Corporation for use at the Annual Meeting of Shareholders to be held on June 16, 1997 and any adjournments thereof.

     Shareholders of record at the close of business on April 25, 1997 (the record date) will be entitled to vote at the Annual Meeting. At that date the Corporation had issued and outstanding 3,469,338 Common Shares without par value. Each such Share is entitled to one vote on all matters properly coming before the Annual Meeting. At least 1,734,670 Common Shares must be represented at the meeting in person or by proxy in order to constitute a quorum for the transaction of business.

     This Proxy Statement and the accompanying form of proxy were first mailed to Shareholders on May 14, 1997.

                             ELECTION OF DIRECTORS

     The Corporation's Board of Directors currently consists of nine (9) persons, divided into three classes (Classes I, II and III) consisting of three Directors each. At this Annual Meeting, Class III Directors are to be elected for a term expiring at the 2000 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. The Board of Directors has designated the three (3) persons first named in the table below as nominees for Director for such term. Each of the nominees presently is a Director.

     Unless a Shareholder requests that voting of his or her proxy be withheld for the nominees for election as Class III Directors in accordance with the instructions set forth on such proxy, it presently is intended that Common Shares represented by proxies solicited hereby will be voted for the election as Class III Directors of the nominees designated by the Board of Directors. All nominees have consented to being named in this Proxy Statement and to serve if elected. Should any nominee subsequently decline or be unable to accept such nomination or to serve as a Director, an event which the Board of Directors does not now expect, the persons voting the Common Shares represented by proxies solicited hereby may either vote such shares for a substitute nominee for such class or for a reduced number of nominees, as they may deem advisable. For election as a Director, a nominee must receive the affirmative vote of a majority of the Common Shares entitled to vote which are present or represented at the Annual Meeting in person or by proxy. Neither abstentions nor broker non-votes will be counted as votes cast, although both will count toward the determination of the presence of a quorum and both will have the same effect as a vote against the nominee.

     In the event Shareholders shall have the right to cumulate their voting power for the election of Directors (see GENERAL INFORMATION -- CUMULATIVE VOTING for the procedure required to initiate cumulative voting), the persons designated as proxies will allocate the votes among the nominees designated for election in accordance with their judgment. Cumulative voting permits a holder of Common Shares to give one nominee a number of votes equal to the number of Directors to be elected by the Shareholders multiplied by the number of Common Shares the Shareholder may vote, or a Shareholder may distribute votes on the same principle among two or three nominees.

     The information concerning the nominees set forth in the following table is based in part on information received from the respective nominees and in part on the Corporation's records:

                                                           PRINCIPAL OCCUPATION                     FIRST
     NAME OF NOMINEE           AGE AS OF                  DURING PAST FIVE YEARS                   BECAME
       OR DIRECTOR           APRIL 25, 1997            AND OTHER DIRECTORSHIPS HELD               DIRECTOR
-------------------------    --------------     -------------------------------------------    ---------------

NOMINEES TO SERVE UNTIL 2000 ANNUAL MEETING OF SHAREHOLDERS (CLASS III)
David J. Golden* degrees           64           Senior Vice President of the Corporation.           1958

Morton L. Reitman*                 60           Executive Vice President of the Corpora-            1973
  degrees                                       tion.

James C. Spira++                   54           Managing Partner, Diamond Technology                1991
                                                Partners (management consultants), since
                                                November 1995. Previously Group Vice
                                                President of the Corporation, from 1991 un-
                                                til 1995.

                                        2

                                                           PRINCIPAL OCCUPATION                     FIRST
     NAME OF NOMINEE           AGE AS OF                  DURING PAST FIVE YEARS                   BECAME
       OR DIRECTOR           APRIL 25, 1997            AND OTHER DIRECTORSHIPS HELD               DIRECTOR
-------------------------    --------------     -------------------------------------------    ---------------

DIRECTORS CONTINUING IN OFFICE UNTIL 1999 ANNUAL MEETING OF SHAREHOLDERS (CLASS II)
Joseph A. Campanella+++            54           Executive Vice President of Star Banc Cor-          1979
                                                poration (bank holding company) since 1991.
                                                Previously, President of Star Bank, N.A.,
                                                Cleveland from 1988 until 1991.

Thomas S. Robertson+++             54           Sainsbury Professor of Marketing, London            1989
                                                Business School since 1994. Prior thereto,
                                                Chairperson of the Department of Market-
                                                ing, The Wharton School, University of
                                                Pennsylvania, from 1988 until 1994.

Steven W. Percy+++                 50           Chairman, Chief Executive Officer and Chief         1994
                                                Financial Officer of BP America Inc. since
                                                1996; Prior thereto President of BP Oil
                                                Company and Executive Vice President of BP
                                                America Inc. from 1992 until 1996. Previ-
                                                ously, Chief Executive Officer of BP
                                                Finance International (a division of BP
                                                International Ltd.), and Group Treasurer of
                                                The British Petroleum Company, p.l.c., from
                                                1989 until 1992. Mr. Percy is a Director of
                                                Key Bank National Association.

DIRECTORS CONTINUING IN OFFICE UNTIL 1998 ANNUAL MEETING OF SHAREHOLDERS (CLASS I)
James H. Berick+++                 64           Chairman of Berick, Pearlman & Mills Co.,           1970
                                                L.P.A., Cleveland, Ohio (attorneys) and
                                                Secretary of the Corporation. Also, Presi-
                                                dent and Treasurer of Realty ReFund Trust
                                                (real estate investment trust) and Presi-
                                                dent and Treasurer of Mid-America ReaFund
                                                Advisors, Inc. (its advisor) since January,
                                                1990. Mr. Berick is a Director of MBNA
                                                Corporation and A. Schulman, Inc. and a
                                                Trustee of The Town and Country Trust and
                                                Realty ReFund Trust.

Robert S. Reitman*                 63           Chairman of the Board of Directors, Chief           1960
  degrees                                       Executive Officer and President of the
                                                Corporation. Mr. Reitman is a Director of
                                                Weirton Steel Corporation.

Sylvia K. Reitman                  59           Investor, Cleveland, Ohio.                          1989

                                        3

---------------

+ Member of the Compensation Committee.
++ Member of the Audit Committee.
* Member of the Executive Committee.
degrees Member of the Pension Committee.


     The functions performed by the Audit Committee of the Board of Directors include: (i) recommending to the Board of Directors the appointment of a firm of independent auditors to examine the books and accounts of the Corporation and its subsidiaries; (ii) reviewing with the independent auditors the scope of their work; (iii) reviewing with the Corporation's management matters related to the examination and to the Corporation's accounting procedures; (iv) reviewing with the independent auditors compliance with the record keeping and internal control requirements of the Foreign Corrupt Practices Act of 1977; (v) reviewing with the independent auditors and approving each non-audit service performed or proposed to be performed by the independent auditors, as well as the relationship of audit to non-audit fees; and (vi) considering the effect of the various non-audit services upon the independence of the auditors. The Audit Committee held two meetings during the year ended February 28, 1997.

     The functions performed by the Compensation Committee of the Board of Directors include making recommendations to the Board of Directors concerning compensation policies, salaries and other forms of compensation for management and other employees of the Corporation and its subsidiaries. The Compensation Committee held three meetings during the year ended February 28, 1997.

     The Board of Directors does not have a Nominating Committee.

     The Board of Directors held four meetings during the year ended February 28, 1997. All incumbent Directors attended at least 75% of the meetings of the Directors and any committees thereof on which they served during the year, except Steven W. Percy, who did not attend one Board meeting and two Committee meetings.

CERTAIN RELATIONSHIPS; COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
PARTICIPATION

     David J. Golden and Sylvia K. Reitman are brother and sister. Sylvia K. Reitman is the wife of Robert S. Reitman. Robert S. Reitman and Morton L. Reitman are brothers. Alayne L. Reitman, Vice President -- Finance and Treasurer of the Corporation, is the daughter of Robert S. Reitman and Sylvia K. Reitman.

     James H. Berick, Secretary and Director, is Chairman of the law firm Berick, Pearlman & Mills Co., L.P.A., which is retained by the Corporation as legal counsel and which received legal fees from the Corporation during the year ended February 28, 1997 in the amount of $278,806.

COMPENSATION OF DIRECTORS

     Each Director who is not an employee of the Corporation receives an annual Director's fee of $12,000, plus $925 ($850 prior to July 1, 1996) for attendance at each meeting of the Board or any Committee. In addition, if such a Director elects to have his compensation deferred and invested in Common Shares pursuant to the Corporation's Deferred Compensation Plan for Non-Employee Directors, then each such Director receives, in Common Shares, an additional amount equal to 25% of the amount so deferred and invested.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Corporation's compensation program is administered by the Compensation Committee, which consists exclusively of non-employee Directors. This compensation program is designed and administered to align the interests of the Corporation's executive officers and its other key employees with that of the Corporation's Shareholders, to link compensation to the performance of the Corporation as well as to individual contributions and to provide compensation at a level which is competitive in the marketplace so that the Corporation can continue to attract, motivate, and retain qualified management.

     The Corporation's compensation program for its executive officers (including the named executive officers) and certain other key employees consists of an annual salary, bonus (in some instances) and a long-term incentive represented by stock options and, in some instances, deferred compensation. The policies in respect of each of these elements, as well as the basis for determining the compensation of the Chairman of the Board and Chief Executive Officer, Mr. Robert S. Reitman (the "CEO"), are described below.

     The Compensation Committee establishes annual salaries to be competitive with the marketplace and to reflect the varying levels of responsibilities of the CEO and the other executive officers. Such salaries are based, in part, on information provided to the Corporation by independent compensation consultants.

     The services of independent compensation consultants also are used by the Corporation in respect of surveying compensation levels and trends in industry generally and in respect of structuring the bonus component of the compensation of the CEO and the other executive officers. For the Corporation's executive officers, annual bonuses are based upon an evaluation of their respective division's actual performance against its business plan. Assuming that performance levels are achieved, the bonus paid is a predetermined percentage of the division's pretax profits. In the event that predetermined standards are not achieved, bonuses are subject to reduction. In addition to earnings performance, the Compensation Committee evaluates other managerial achievements of the Corporation's executive officers as a component of bonus awards.

     The Compensation Committee determines the annual bonus of the CEO based upon the Corporation's sales, pretax income and return on investment (collectively, the "Corporation Components") as well as upon a subjective factor designed to reward individual performance independent of the Corporation Components. The CEO's bonus is determined in part based upon the Corporation's attaining certain threshold, target and maximum Corporation Component levels, which levels are established based upon a Board-approved business plan for the Corporation. The CEO's fiscal 1997 bonus was determined by weighting the Corporation Components as follows: 45% of his 1997 bonus was based upon the levels of Corporation Components achieved (each bearing equal weight) and 55% was determined subjectively based upon the CEO's overall contributions to the Corporation.

     Stock options are awarded to the Corporation's executive officers in accordance with plans approved by the Shareholders. During the fiscal year ended February 28, 1997, options were available for grant only under the Corporation's 1995 Incentive Stock Option Plan (the "1995 Plan"). Subject to certain limitations and based upon management input, the Compensation Committee determines the persons to whom options will be granted and the numbers of shares to be represented by such options. In general, the Compensation Committee has awarded options based upon the individual's position with the Corporation and potential contribution to corporate profitability. The 1995 Plan provides for the granting of incentive stock options for Common Shares, the option price of which may not be less than 100% of the fair market value of such shares on the date of grant. However, in the case of an optionee who owns or is deemed to own shares of the Corporation representing more than 10% of the total voting power of all classes of the Corporation's shares at the time an option is granted (currently the CEO and two other executive officers), the option price may not be less than 110% of the fair market value of such shares on the date of grant. During the fiscal year ended February 28, 1997, no stock options were granted under the 1995 Plan to the named executive officers.

     Stock options also have been granted to certain executive officers pursuant to their employment agreements with the Corporation. Such options were designed to tie the interests of such executive officers, as new employees of the Corporation, to the interest of the Corporation's Shareholders and to retain those executive officers by linking the exercisability of their options to their continued employment with the Corporation.

     In addition, the Corporation has adopted for many of its employees various benefit plans in which the executive officers are permitted to participate, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans.

                                       The Compensation Committee:

                                       James H. Berick, Chairman
                                       Joseph A. Campanella
                                       Thomas S. Robertson
                                       Steven W. Percy

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the compensation paid by the Corporation or its subsidiaries during the Corporation's last three fiscal years to the Corporation's Chief Executive Officer and each of the five most highly compensated executive officers (as measured by salary and bonus) whose aggregate salary and bonus during the fiscal year ended February 28, 1997, exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG
                                                                                    TERM
                                                                                  COMPEN-
                                                   ANNUAL COMPENSATION             SATION
                                            ----------------------------------    --------
                                                                       OTHER
                                                                      ANNUAL       AWARDS     ALL OTHER
                                                                      COMPEN-     --------     COMPEN-
            NAME AND              FISCAL    SALARY(1)    BONUS(1)    SATION(2)    OPTIONS      SATION
       PRINCIPAL POSITION          YEAR        ($)         ($)          ($)         (#)          ($)
--------------------------------  -------   ---------    --------    ---------    --------    ---------
Robert S. Reitman,                 1997      438,077     184,814           --          --      315,299(3)
  Chief Executive Officer,         1996      424,208      89,987           --       2,500      137,156
  Chairman of the Board of         1995      407,819     192,531       23,618       2,500      133,312
  Directors and President

Morton L. Reitman,                 1997      312,242     222,726           --          --       37,994(3)
  Executive Vice President         1996      302,284          --       53,250       2,400       31,109
                                   1995      298,893     122,800           --       2,400       26,115

Richard J. Sims,                   1997      242,635     119,393           --          --        3,961(3)
  Vice President                   1996      217,062     169,305           --       2,400        4,011
                                   1995      200,712     116,000           --       2,000        3,967

Alayne L. Reitman,                 1997      159,019      50,000           --          --        5,205(3)
  Vice President                   1996      139,346      30,000           --       1,500        5,107
                                   1995      117,019      17,000           --       1,500        4,682

Dennis H. Kelly,                   1997      127,842     132,538       12,750          --        3,230(3)
  Vice President                   1996      123,600      79,936        4,250       1,000        3,618
                                   1995      117,415      59,430           --       1,000        3,595

---------------

(1) Includes amounts deferred pursuant to the Corporation's Salary Savings and Profit Sharing Plan (the "Defined Contribution Plan"), a defined contribution plan under Section 401(k) of the Internal Revenue Code and the Corporation's Supplemental Retirement and Nonqualified Deferred Compensation
    Plan.

(2) Except as otherwise noted, includes the net value (market value less exercise price) realized in respect of Common Shares purchased from the Corporation pursuant to exercise of stock options.

                                        8

(3) Includes (a) Corporation payments of premiums for long-term disability insurance: Messrs. Robert S. Reitman, Morton L. Reitman and Sims $700 each;
    Ms. Alayne L. Reitman $544; and Mr. Kelly $446, (b) Corporation contributions under the Defined Contribution Plan: Mr. Robert S. Reitman
    $3,206; Mr. Morton L. Reitman $3,154; Mr. Sims $3,261; Ms. Alayne L. Reitman
    $3,281; and Mr. Kelly $2,784, (c) Corporation payments of premiums for life insurance: Mr. Robert S. Reitman $27,425 and Mr. Morton L. Reitman $5,700,
    (d) amounts accrued under deferred compensation agreements: Mr. Robert S.
    Reitman $282,588 and Mr. Morton L. Reitman $28,440, and (e) Corporation payments of parking fees: Mr. Robert S. Reitman $1,380 and Ms. Alayne L.
    Reitman $1,380.


STOCK OPTIONS

     The following table contains information concerning stock option exercises during fiscal year 1997 by the named executive officers and the value of their unexercised options at February 28, 1997.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                        YEAR AND FISCAL YEAR-END VALUES

                                                                NUMBER OF          VALUE OF UNEXERCISED
                                                           UNEXERCISED OPTIONS         IN-THE-MONEY
                                                           AT FISCAL YEAR-END       OPTIONS AT FISCAL
                                                                   (#)                 YEAR-END ($)
                            SHARES                         -------------------     --------------------
                         ACQUIRED ON         VALUE            EXERCISABLE/             EXERCISABLE/
        NAME             EXERCISE (#)     REALIZED ($)        UNEXERCISABLE           UNEXERCISABLE
---------------------    ------------     ------------     -------------------     --------------------
Robert S. Reitman             None             None           13,500/5,000            16,785/8,547
Morton L. Reitman             None             None           22,350/4,800            141,462/14,550
Richard J. Sims               None             None           20,000/18,400           36,365/34,675
Alayne L. Reitman             None             None           1,500/3,000             1,485/5,128
Dennis H. Kelly              2,000           12,750           4,200/2,000             11,308/6,063

PERFORMANCE GRAPH

     The following graph compares total Shareholder returns in respect of the Corporation's Common Shares ("TNZ") over the last five fiscal years to the American Stock Exchange Index ("AMEX") and the Standard & Poor's Paper & Forest Products Index ("S&P Paper & Forest"). In prior years, the graph compared total shareholders returns of the Corporation's Class A and Class B Common Shares to the American Stock Exchange Consumer Goods Index rather than the S&P Paper & Forest. The Corporation has been advised that the AMEX Consumer Goods Index is no longer maintained by AMEX. Accordingly, the Corporation is unable to include information in respect of such Index in this Proxy Statement. In August 1996, all of the Corporation's Class B Common Shares were converted into Class A Common Shares and the Class A Common Shares were redesignated "Common Shares." Total return values for AMEX, S&P Paper & Forest and TNZ were calculated based upon market weighting at the beginning of the period and include reinvestment of dividends. The Shareholder returns shown on the graph below are not necessarily indicative of future performance.

     The following graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorporates this information by reference and otherwise shall not be deemed filed under such Acts.

      Measurement Period                                               S&P Paper &
    (Fiscal Year Covered)              TNZ              AMEX             Forest
2/29/92                                100               100               100
2/28/93                                 91                98               109
2/28/94                                 68               113               121
2/28/95                                 91               109               129
2/29/96                                 67               135               129
2/28/97                                 98               146               149

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     In 1990, the Corporation entered into employment agreements with Robert S. Reitman and Morton L. Reitman. Robert S. Reitman's employment agreement, which expires in June 1998, currently provides for an annual salary of $425,000, which salary may be reviewed periodically by the Compensation Committee to determine if the same should be increased. Robert S. Reitman's employment agreement also provides for payment to Mr. Reitman of an annual incentive based upon certain performance criteria, the maximum of which amount shall be not less than $160,000, and for certain disability benefits.

     Morton L. Reitman's employment agreement with the Corporation, which expires in June 1998, currently provides for an annual salary of $303,000, which salary may be reviewed periodically by the Compensation Committee to determine if the same should be increased, and for certain disability benefits. Morton L. Reitman also has a consultant agreement with the Corporation providing for payment to Mr. Reitman for consulting services in the amount of $72,000 per year, for a term of three years commencing upon the termination of his employment.

     In July 1992, the Corporation entered into an employment agreement with Richard J. Sims, which expires in June 1998. Mr. Sims' employment agreement currently provides for an annual salary of $245,000 (which salary may be reviewed periodically by the Compensation Committee to determine if the same should be increased), plus incentives based upon performance. In addition, pursuant to Mr. Sims' employment agreement, the Corporation granted to Mr. Sims options to purchase 25,000 Common Shares of the Corporation, the exercise price of which options is $14.6875, the fair market value of such shares on the date of grant. The options became or become exercisable (so long as Mr. Sims shall be a full-time employee of the Corporation on such date) as follows: 5,000 options on March 1, 1995; 6,000 options on March 1, 1996; and 7,000 options on March 1 of each of 1997 and 1998.

     In March 1995, a wholly-owned subsidiary of the Corporation entered into an employment agreement with Mr. Dennis H. Kelly. Mr. Kelly's employment agreement, which expires in February 1999, currently provides for an annual salary of $124,000 plus incentives based upon performance.

     The Corporation also has deferred compensation agreements with certain key employees which provide for benefits for a term of 10 years following retirement, disability or death. These benefits vary according to the employee's corporate respon-sibility and the age of the employee at the date of such event. The ranges of annual benefits under the deferred compensation agreements for Messrs. Robert S. Reitman and Morton L. Reitman during the first five years of said term are $37,200 to $68,400 and $16,800 to $36,600, respectively. The amount of benefits payable to such executive officers during the second five years of the term is 75% of the benefit payable during the first five years.

     The benefits payable to Messrs. Robert S. Reitman and Morton L. Reitman under the deferred compensation agreements will be replaced with the benefits payable to them under the Corporation's 1992 Supplemental Benefit Plan (the "Supplemental Benefit Plan") upon the vesting of each such individual's rights in that plan. Vesting under the Supplemental Benefit Plan does not occur unless and until that individual has been a participant in the plan for 10 years or has attained age 65, whichever first occurs; provided, however, that a participant who becomes disabled or dies shall be vested after six years of employment by the Corporation. In addition, in the event that effective control of the Corporation changes from that management in control at the date of adoption of the Supplemental Benefit Plan, all participants immediately vest in the plan benefits. Under the Supplemental Benefit Plan, Messrs. Robert S. Reitman and Morton L. Reitman will receive $140,000 and $60,000, respectively, in annual benefits for a term of 15 years following their retirement, death or disability. In the event that either individual's rights under the Supplemental Benefit Plan fail to vest, then the benefits under the deferred compensation agreements remain payable to such non-vested individual.

     In October 1996, the Corporation adopted and established the Supplemental Retirement and Nonqualified Deferred Compensation Plan (the "Supplemental Retirement Plan") which provides for supplemental retirement income and deferred compensation on a pre-tax basis to certain key employees. Participants in the Supplemental Retirement Plan may elect to defer up to fifteen percent (15%) of his or her annual federal taxable wages. Distributions will be made upon termination of employment with the Corporation or the financial hardship of the participant. In November 1996, Mr. Sims, a participant, deferred $15,000 pursuant to the Supplemental Retirement Plan.

                     BENEFICIAL OWNERSHIP OF COMMON SHARES

     The following tables, together with the accompanying footnotes, describe the beneficial ownership of the Corporation's Common Shares as of April 25, 1997 (except as otherwise indicated) of (1) each person who was known to the Corporation to be the beneficial owner of more than five percent of the total Common Shares issued and outstanding on such date, (2) each current Director and nominee for election as Director, as well as all executive officers and Directors as a group and (3) all Shareholders, other than Current Directors, nominees and executive officers, as a group. Except as otherwise indicated, the share figures shown below are based upon information supplied by the named individuals and group members described in the tables and the Corporation's records.

     As used in the tables, a person is deemed to be the beneficial owner of all shares in respect of which such person has or shares voting or investment power (regardless of whether such individual is entitled to receive any economic benefits derived from such shares). As used herein, "voting power" means the power to vote, or to direct the voting of, shares and "investment power" means the power to dispose of, or to direct the disposition of, shares. Also, included are shares which were not owned on April 25, 1997 but which can be acquired within 60 days after that date.

     As indicated specifically in the footnotes to the tables, certain Common Shares included for the named individuals in each table below are deemed to be beneficially owned by more than one of such named individuals and, as a result, have been so reported. Certain individuals listed in the tables have disclaimed beneficial ownership with respect to some of the Common Shares disclosed as beneficially owned under the definition set forth above.


        BENEFICIAL OWNERSHIP OF MORE THAN FIVE PERCENT OF COMMON SHARES

                                        SHARES
       NAME AND ADDRESS OF           BENEFICIALLY     PERCENT OF
        BENEFICIAL OWNER                OWNED           CLASS
---------------------------------    ------------     ----------

David J. Golden                         1,295,230        37.3%
  30195 Chagrin Boulevard               (1)(2)(3)
  Pepper Pike, Ohio 44124

Robert S. Reitman                       1,309,446        37.7%
  30195 Chagrin Boulevard                     (4)
  Pepper Pike, Ohio 44124

Sylvia K. Reitman                       1,309,446        37.7%
  30195 Chagrin Boulevard                  (2)(5)
  Pepper Pike, Ohio 44124

Estate of Miriam G. Golden                575,493        16.6%
  David J. Golden and                         (6)
  Sylvia K. Reitman,
  Co-executors
  30195 Chagrin Boulevard
  Pepper Pike, Ohio 44124

Dimensional Fund                          201,550         5.8%
  Advisors Inc.                               (7)
  1299 Ocean Avenue,
  Suite 650
  Santa Monica,
  California 90401

---------------

(1) Includes 5,775 Common Shares held as trustee for the benefit of Mr. Golden's son.

(2) Includes 575,493 Common Shares in respect of which David J. Golden and
    Sylvia K. Reitman share voting and dispositive power as co-executors of the estate of Miriam G. Golden; and 200,293 Common Shares in respect of which David J. Golden and Sylvia K. Reitman, acting in concert, share the right to direct the voting and disposition pursuant to the terms of the Louis B.
    Golden Insurance Trust u/a/d October 20, 1980.

                                       14

(3) Includes 4,500 Common Shares which are not owned, but can be purchased within 60 days upon the exercise of options granted under the Corporation's
    1989 Incentive Stock Option Plan (the "1989 Plan").

(4) Includes 403,359 Common Shares owned by Sylvia K. Reitman, Mr. Reitman's wife, and the Common Shares described in Note (2), above, as to all of which shares Mr. Reitman disclaims beneficial ownership. Also includes 16,000
    Common Shares which are not owned, but can be purchased within 60 days upon the exercise of options granted under the 1989 Plan and the Corporation's
    1995 Incentive Stock Option Plan (the "1995 Plan").

(5) Includes 130,301 Common Shares owned by Robert S. Reitman, Mrs. Reitman's husband, as to which shares Mrs. Reitman disclaims beneficial ownership.

(6) The estate of Miriam G. Golden is the record owner of the Shares shown;
    however, the co-executors each are deemed to own beneficially all of such Shares, as reported above.

(7) Information based solely upon Schedules 13G filed by such shareholder with the Securities and Exchange Commission in January, 1995. As of December 31,
    1994, Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, was deemed to have beneficial ownership of 132,400 Class
    A Common Shares and 69,150 Class B Common Shares, all of which presently constitute Common Shares and are held in portfolios of DFA Investment
    Dimensions Group, Inc., a registered open-end investment company, in series of the DFA Investment Trust Company, a Delaware business trust, or in the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, as to all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all of such Shares.



       BENEFICIAL OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND NOMINEES

                                                      SHARES
                NAME OF DIRECTOR                   BENEFICIALLY             PERCENT OF
                   OR NOMINEE                        OWNED(1)                 CLASS
------------------------------------------------   ------------             ----------
James H. Berick                                         10,600                   (2)
Joseph A. Campanella                                     8,400                   (2)
David J. Golden                                      1,295,230(3)(4)            37.3%
Robert S. Reitman                                    1,309,446(5)               37.7%
Morton L. Reitman                                       84,610(6)                2.4%
Sylvia K. Reitman                                    1,309,446(3)(7)            37.7%
Thomas S. Robertson                                      7,700                   (2)
James C. Spira                                          42,985                   1.2%
Steven W. Percy                                          4,250                   (2)
Richard J. Sims                                         34,280                   1.0%
Dennis H. Kelly                                         10,200                   (2)
Alayne L. Reitman                                       21,525                   (2)
Executive Officers, Directors and Nominees as a      2,072,440                  59.7%
  Group (13 persons)
All Shareholders other than Executive Officers,      1,396,898                  40.3%
  Directors and Nominees as a Group

---------------

(1) Includes the following number of Common Shares which are not owned, but can be purchased within 60 days upon the exercise of options granted under the Corporation's 1981 Performance Share Option Plan (the "1981 Plan"), 1989
    Plan and the 1995 Plan (and in the case of Mr. Spira, under his employment agreement which was terminated and Mr. Sims, under his existing employment agreement): Robert S. Reitman -- 16,000; Morton L. Reitman -- 24,750; David
    J. Golden -- 4,500; James C. Spira -- 34,000; Richard J. Sims -- 29,000;
    Alayne L. Reitman -- 3,000; Dennis H. Kelly -- 5,200; and all executive officers and Directors as a group -- 119,450.

(2) Less than 1%.

(3) Includes 575,493 Common Shares in respect of which David J. Golden and
    Sylvia K. Reitman share voting and dispositive power as co-executors of the estate of Miriam G. Golden; and 200,293 Common Shares in respect of which David J.

                                       16

    Golden and Sylvia K. Reitman, acting in concert, share the right to direct the voting and disposition pursuant to the terms of the Louis B. Golden
    Insurance Trust u/a/d October 20, 1980.

(4) Includes 5,775 Common Shares held as trustee for the benefit of Mr. Golden's son.

(5) Includes 403,359 Common Shares owned by Sylvia K. Reitman, Mr. Reitman's wife, and the Common Shares described in note (3), above, as to all of which shares Mr. Reitman disclaims beneficial ownership.

(6) Includes 2,730 Common Shares held as custodian for the benefit of Morton L.
    Reitman's adult child. Also includes 1,800 Common Shares owned by Mr.
    Reitman's wife, as to which shares Mr. Reitman disclaims beneficial ownership.

(7) Includes 114,301 Common Shares owned by Robert S. Reitman, Mrs. Reitman's husband, as to all of which shares Mrs. Reitman disclaims beneficial ownership.


                             SELECTION OF AUDITORS

     The Board of Directors of the Corporation has recommended that KPMG Peat Marwick LLP be selected as independent auditors to examine the books, records and accounts of the Corporation and its subsidiaries for the fiscal year ending February 28, 1998. In accordance with past practice, the recommendation is being presented to holders of Common Shares for adoption or rejection at the Annual Meeting. KPMG Peat Marwick LLP were the independent auditors of the Corporation for the fiscal year ended February 28, 1997 and are considered by the Board of Directors to be well qualified. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                        COMPLIANCE WITH SECTION 16(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's executive officers and Directors, and persons who beneficially own more than 10% of the Corporation's Common Shares, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Dennis H. Kelly reported the exercise of stock options in December, 1996 subsequent to the due date for such reporting.

                                 OTHER MATTERS

     The Board of Directors knows of no matter to be presented for action at the Annual Meeting other than those described in this Proxy Statement. Should other matters come before the meeting, the Common Shares represented by proxies solicited hereby will be voted with respect thereto in accordance with the best judgment of the proxy holders.

                              GENERAL INFORMATION

CUMULATIVE VOTING

     If notice in writing is given by any holder of Common Shares to the President, a Vice President or the Secretary of the Corporation, not less than forty-eight hours before the time fixed for the holding of the Annual Meeting, that such Shareholder desires that the voting with respect to the election of Directors shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary of the Meeting or by or on behalf of the Shareholder giving such notice, each holder of Common Shares shall have the right to cumulate such voting power as he or she possesses at such election. If the Shareholder desires to make the foregoing announcement at the convening of the meeting, such Shareholder must be present in person or through a properly authorized representative other than those persons designated in the accompanying form of proxy.

VOTING OF PROXIES

     Common Shares represented by properly executed Management proxies will be voted at the meeting, and if a holder of such shares has specified how the same are to be voted, they will be voted in accordance with such specification. It is intended that Common Shares represented by proxies in which no specification has been made will be voted for the election of Directors and for the selection of the independent auditors.

SHAREHOLDER PROPOSALS

     If a holder of Common Shares intends to present a proposal at the next Annual Meeting of Shareholders presently scheduled for June 15, 1998, it must be received by the Corporation for consideration for inclusion in the Corporation's Proxy Statement and form of proxy relating to that meeting on or before January 14, 1998.

REVOCATION OF PROXIES

     A proxy may be revoked at any time before a vote is taken or the authority granted is otherwise exercised. Revocation may be accomplished by the execution of a later proxy with regard to the same Common Shares or by giving notice in writing or in open meeting.

SOLICITATION OF PROXIES

     The cost of soliciting the accompanying proxies will be borne by the Corporation. The Corporation does not expect to pay any compensation for the solicitation of proxies but may pay brokers, nominees, fiduciaries and custodians their reasonable expenses for sending proxy material to principals and obtaining their instructions. In addition to solicitation by mail, proxies may be solicited in person, by telephone or telegraph, or by Directors, officers and regular employees of the Corporation.

                                             By order of the Board of Directors

                                                      JAMES H. BERICK
May 14, 1997                                             Secretary

PROXY                                                                      PROXY
                            THE TRANZONIC COMPANIES

                               COMMON SHARE PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of Common Shares hereby appoints JAMES H. BERICK AND ROBERT S. REITMAN as Proxies, each with the full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the Common Shares of The Tranzonic Companies held of record by the undersigned on April 25, 1997, at the annual meeting of shareholders to be held on June 16, 1997, and at any adjournments thereof.

1. Election of Directors.                                              (change of address)
   David J. Golden, Morton L. Reitman
   and James C. Spira                                          -----------------------------------
                                                               -----------------------------------
                                                               -----------------------------------
                                                               -----------------------------------
                                                               (If you have written in the above
                                                               space, please mark the
                                                               corresponding box on the reverse
                                                               side of this card.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS PROXY.
                                                              (See Reverse Side)

 ................................................................................

                  *           FOLD AND DETACH HERE           *

 PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                            THE TRANZONIC COMPANIES
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

                                                                           FOR    WITHHOLD  FOR ALL,
                                                                           ALL       ALL     EXCEPT
1. Election of Directors                                                    / /     / /      / /
   (see reverse)
                                                                           FOR    WITHHOLD  ABSTAIN
2. To ratify the selection of KPMG Peat Marwick LLP as independent          / /     / /      / /
   auditors.

                                                                           -------------------------------------------
                                                                           Nominee Exception(s)

                                                                           THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN
                                                                           THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED HOLDER
                                                                           OF COMMON SHARES. IF NO DIRECTION IS MADE, THIS PROXY
                                                                           WILL BE VOTED FOR PROPOSALS 1 AND 2.


                                                  Date: __________________, 1997

                                                  ------------------------------
                                                  Signature(s)

                                                  ------------------------------
                                                  Signature(s)

                                                  Note: Please sign exactly as
                                                  name appears hereon. Joint
                                                  owners should each sign. When
                                                  signing as attorney, executor,
                                                  administrator, trustee or
                                                  guardian, please give full
                                                  title as such.
 ................................................................................

                  *           FOLD AND DETACH HERE           *

       PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING
                            THE ENCLOSED ENVELOPE.